UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 7, 2012

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

OGE Energy Corp. (the "Company") is the parent company of Oklahoma Gas and Electric Company ("OG&E"), a regulated electric utility with approximately 797,000 customers in Oklahoma and western Arkansas, and OGE Enogex Holdings LLC and its subsidiaries ("Enogex"), a midstream natural gas pipeline business with principal operations in Oklahoma.

On November 7, 2012, the Company issued a press release describing the Company's consolidated financial results for the quarter ended September 30, 2012, which is furnished as Exhibit 99.01 and incorporated herein by reference. As described in the press release, the Company reported earnings of $1.87 per diluted share for the quarter ended September 30, 2012 as compared to $1.80 per diluted share for the quarter ended September 30, 2011. At OG&E, earnings were higher primarily due to a higher gross margin on revenues mainly attributable to revenues associated with various investments, higher transmission revenue and customer growth partially offset by milder weather in OG&E's service territory. OG&E's earnings were also positively impacted by lower income tax expense. These increases in net income at OG&E were partially offset by higher depreciation and amortization expense. At Enogex, earnings were lower primarily due to higher depreciation and amortization expense, higher taxes other than income and OGE Energy's membership interest in Enogex Holdings. These decreases in net income at Enogex were partially offset by a higher gross margin on revenues in the gathering and processing businesses as a result of increased gathering rates associated with ongoing expansion projects and from acquired gas gathering assets effective in November 2011 and September 2012 and increased processing volumes partially offset by lower commodity prices. Also, Enogex recorded an impairment of assets in 2011, which contributed an increase to Enogex's net income in 2012.

OG&E posted earnings of $1.69 per diluted share for the quarter ended September 30, 2012 as compared to $1.60 per diluted share for the quarter ended September 30, 2011. Enogex posted earnings of $0.18 per diluted share for the quarter ended September 30, 2012 as compared to $0.19 per diluted share for the quarter ended September 30, 2011. The holding company posted break even results for the quarter ended September 30, 2012 as compared to earnings of $0.01 per diluted share for the quarter ended September 30, 2011. For further information, see the press release attached as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated November 7, 2012, announcing OGE Energy Corp. reports higher third quarter results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

November 7, 2012